Exhibit 99.1

April 7, 2006

Securities & Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm of Hardwood Doors & Milling Specialties, Inc. and on March 10, 2006, we reported on the balance sheet of Hardwood Doors & Milling Specialties, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. On April 7, 2006 we were dismissed as the independent registered public accounting firm of Hardwood Doors & Milling Specialties, Inc. We have read Hardwood Doors & Milling Specialties, Inc.’s statements included under Item 4.01 of its Form 8-K dated April 7, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with Hardwood Doors & Milling Specialties, Inc.’s statements related to the engagement of Malone & Bailey, CP as the independent registered public accounting firm.

Very truly yours,

JONES SIMKINS, P.C.

5